                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                                CLIMACHEM, INC.
                         10 3/4% SENIOR NOTES DUE 2007


     This form must be used by a holder of 10 3/4% Senior Notes due 2007 (the "Old Notes") of ClimaChem, Inc. (the "Company"), who wishes to tender Old Notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer-Guaranteed Delivery Procedures" of the Prospectus, dated _______________, 1998 (the "Prospectus"), and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ________________, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

     TO:  BANK ONE, NA (THE "EXCHANGE AGENT")

                       BY REGISTERED OR CERTIFIED MAIL:
                                 Bank One, NA
                               P. O. Box 710184
                           Columbus, Ohio 43271-0184
                       Attn: Corporate Trust Operations

          BY OVERNIGHT COURIER AND BY HAND AFTER 4:30 P.M.:
                                 Bank One, NA
                             235 West Schrock Road
                         Westerville, Ohio 43081-0184
                   Attn: Corporate Trust Operations OHI-6184

                           BY HAND BEFORE 4:30 P.M.:
          Bank One, NA                OR  First Chicago TrustCompany of New York
    235 West Schrock Road                  14 Wall Street, 8/th/ Floor
    Westerville, Ohio 43081-0184           New York, New York 10005
    Attn: Lower Level Corporate        Attn: Corporate Trust Operations
           Trust Window

                          BY FACSIMILE: (614) 248-9887
                        Attn: Corporate Trust Operations
                      Confirm by telephone: (800) 346-5153

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Old Notes listed below:

     CERTIFICATE
NUMBER(S) (IF KNOWN)
  OF OLD NOTES OR
 ACCOUNT NUMBER AT
   THE BOOK-ENTRY       AGGREGATE PRINCIPAL  AGGREGATE PRINCIPAL
      FACILITY          AMOUNT REPRESENTED     AMOUNT TENDERED
---------------------   ------------------   ------------------
_____________________   __________________   __________________
_____________________   __________________   __________________
_____________________   __________________   __________________
_____________________   __________________   __________________

                           PLEASE SIGN AND COMPLETE

     ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.


X_____________________________________________     ___________________________

X_____________________________________________     ___________________________
      Signature(s) of Owner(s) or Authorized Signatory            Date

Area Code and Telephone Number: ______________________________________________

     Must be signed by the registered holder(s) of Old Notes exactly as their name(s) appear on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or the person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):___________________________________________________________________

Capacity:___________________________________________________________________

Address(es):________________________________________________________________

                                   GUARANTEE

     The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under "The Exchange Offer-Guaranteed Delivery Procedures," together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange

                                      -2-
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Agent at the address set forth above, no later than five New York Stock Exchange
Trading days after the Expiration Date.

________________________________            ________________________________
          Name of Firm                            Authorized Signature

________________________________            ________________________________
          Address                                       Title

________________________________            Name:___________________________
                             (Please Type or Print)

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

                                      -3-